Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Vikas Arora, varora@excelligencemail.com

831.333.2000

Excelligence Learning Announces Entry Into

Credit Facility with Bank of America

Monterey, Calif., September 29, 2003 – Excelligence Learning Corporation (NASDAQSC: LRNS), a developer, manufacturer, and retailer of educational products, which are sold to child care programs, preschools, elementary schools and consumers, today announced that the Company has entered into a $20 million credit facility with Bank of America, N.A. The new financing arrangement replaces the Company’s credit facility with GMAC Business Credit, LLC.

Pursuant to the new financing arrangement, Bank of America agrees to loan to the Company and its wholly-owned subsidiaries, from time to time, up to $15 million through a two-year revolving line of credit and up to $5 million through a five-year reducing-revolving term loan. The loan agreement contains terms and covenants that provide the Company with greater financial and operating flexibility than it had under its previous financing arrangement. The new credit facility is secured by substantially all of the receivables, inventory and equipment, as well as the intellectual property, of the Company and each of its wholly-owned subsidiaries. The Company’s interest rates will be reduced by roughly 125 basis points, as compared to the Company’s interest rates under its previous credit facility, and will adjust with changes in market rates.

According to the Company’s Chief Executive Officer, Ronald Elliott, “This new credit facility reflects the strength of our balance sheet and the success we’ve had in reducing our expenses. We regard this loan agreement as another vote of confidence in our business plan.”

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products, which are sold to child care programs, preschools, elementary schools and consumers. The Company serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With proprietary product offerings and a multi-channel distribution strategy, the Company helps to further children’s education and to reinforce the connection between children’s learning at school and at home. The Company is composed of two business segments, Early Childhood and Elementary School. Through its Early Childhood segment, the Company develops, markets and sells educational products through multiple distribution channels to early childhood professionals and parents. Through its Elementary School segment, the Company sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. These products are then resold as a fundraising device for the benefit of a particular school. Excelligence

Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS PRESS RELEASE (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY EXCELLIGENCE, ITS DIRECTORS AND/OR ITS EXECUTIVE OFFICERS) MAY CONTAIN STATEMENTS THAT ARE FORWARD-LOOKING, INCLUDING FINANCIAL PROJECTIONS, STATEMENTS OF MANAGEMENT’S PLANS, OBJECTIVES OR EXPECTATIONS, INFORMATION REGARDING NEW PRODUCTS OR SERVICES, STATEMENTS OF BELIEF AND OTHER MATTERS RELATING TO EXPECTATIONS AND STRATEGIES REGARDING THE FUTURE. ALTHOUGH EXCELLIGENCE BELIEVES THAT THE CURRENT EXPECTATIONS REFLECTED IN ANY SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS AND THERE CAN BE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY EXCELLIGENCE. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXCELLIGENCE’S EXPECTATIONS ARE SET FORTH AS RISK FACTORS IN THE COMPANY’S SECURITIES AND EXCHANGE COMMISSION REPORTS AND FILINGS, INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 AND QUARTERLY REPORTS ON FORM 10-Q. THESE FILINGS MAY BE VIEWED FREE OF CHARGE AT WWW.SEC.GOV.